UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    August 16, 2010

SECURED FINANCIAL NETWORK, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-28457	86-0955239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 SW 36 Avenue, Suite 204, Pompano Beach, Florida	33069
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	954-376-5611

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Item 3.02	Recent Sales of Unregistered Equity Securities.
Item 5.02	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On August 16, 2010 Secured Financial Network, Inc. entered into a three year employment agreement with Michael E. Fasci, its Chief Financial Officer.  This agreement, which is effective August 1, 2010, replaces Mr. Fasci’s prior agreement which expired on July 30, 2010.  Under the terms of the new agreement, Mr. Fasci will be paid $90,000 per year base salary and we issued him 500,000 shares of our common stock, valued at $30,000, as additional consideration.  During the term of the agreement he will be entitled to a $300 per month car allowance, additional stock grants at the discretion of our Board of Directors, of which he is a member, four weeks paid vacation during each 12 month period and company provided medical, dental and ophthalmic benefits as we may offer from time to time.

If we terminate Mr. Fasci without cause, we are obligated to pay him three months severance pay, medical insurance benefits and car allowance for each year of service.  In addition, if we terminate Mr. Fasci without cause, if there is a change in control of our company and Mr. Fasci is demoted from his position as our Chief Financial Officer, or if he is terminated as an officer or member of our Board of Directors without cause through a vote of our stockholders, we are obligated to pay him the full amount of all compensation for the remainder of the initial term of the agreement at the time of termination. We have the right to terminate the agreement in the event of Mr. Fasci’s disability and upon such termination he shall be entitled to one year’s severance.  In the event of Mr. Fasci’s death during the term of the agreement, his estate will be entitled to two months’ severance pay and an amount equal to unused vacation days.  We may terminate the agreement at any time for cause, which includes a material breach of the agreement, fraud, embezzlement, misappropriation of funds or breach of trust, conviction of any crime which involves dishonesty or a breach of trust, negligence in the performance of his duties or a material and willful failure or refusal to perform is duties.  In the event of a termination for cause, Mr. Fasci is not entitled to any severance or other benefits.

The employment agreement contains customary confidentiality, intellectual property assignment and non-circumvention clauses.  The foregoing description of the terms and conditions of the employment agreement is qualified in its entirety by the text of the entire agreement, a copy of which is included as Exhibit 10.20 to this report.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

10.20	Employment Agreement dated August 16, 2010 by and between Secured Financial Network, Inc. and Michael E. Fasci.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURED FINANCIAL NETWORK, INC.

Date: August 19, 2010	By: /s/ Jeffrey L. Schultz
Jeffrey L. Schultz, Chief Executive Officer and President